SE FINANCIAL CORP.


                    The leading proxy advisor recommends that SE Financial Corp. shareholders vote FOR our proposed stock benefit plans.

Dear Fellow Shareholders:

By now you should have received a proxy statement and a proxy card for the SE Financial Corp. Annual Meeting to be held on June 6, 2005. Among the items to be voted on by shareholders at the meeting are the approval of the Stock Option Plan and the Restricted Stock Plan. Institutional Shareholder Services (ISS) and Glass Lewis are independent companies hired by institutional shareholders and pension funds to provide advice to these shareholders on how to vote their shares. These independent companies have recently reviewed our proposed Stock
         -----------------------------------------------------------------------
Option Plan and Restricted  Stock Plan and recommend  APPROVAL of these plans by
--------------------------------------------------------------------------------
the SE Financial Corp. shareholders.
------------------------------------

ISS states on its website that the research and proxy voting policies of ISS are designed on the premise that good corporate governance ultimately results in increased shareholder value. The recommendations of ISS and Glass Lewis in favor of the proposed plans are in addition to the unanimous recommendation of SE Financial Corp.'s own Board of Directors in favor of the plans.

We would also like to take this opportunity to let you know that on May 18th SE Financial Corp. declared a regular quarterly dividend of $0.03 per share payable on June 10th to shareholders of record as of May 31st. This is our fourth quarterly cash dividend since we completed our IPO in May 2004.

SE FINANCIAL CORP.


/s/ Marcy C. Panzer                                     /s/ Pamela M. Cyr
Marcy C. Panzer, Chairman                               Pamela M. Cyr, President

--------------------------------------------------------------------------------

          PLEASE VOTE IN FAVOR OF ALL PROPOSALS TO BE PRESENTED AT THE
            MEETING, INCLUDING APPROVAL OF THE STOCK OPTION PLAN AND
                             RESTRICTED STOCK PLAN.

            We need your vote regardless of how many shares you own.

        If you have mailed your proxy card, please accept our thanks and disregard this request.